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                                                                    Exhibit 3.1

                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         MASADA SECURITY HOLDINGS, INC.


         Masada Security Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

         That Masada Security Holdings, Inc. was originally incorporated under the name Masada Security, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on January 28, 1993;

         That the Board of Directors of Masada Security Holdings, Inc., by unanimous written consent, duly adopted resolutions setting forth the Third Restated Certificate of Incorporation of the corporation, which would restate and integrate and further amend the provisions of the Certificate of Incorporation of the corporation, declaring that adoption of said Third Restated Certificate of Incorporation to be advisable and in the best interest of said corporation, and declaring that said Third Restated Certificate of Incorporation be considered by the stockholders of said corporation at a meeting of stockholders of said corporation called for that purpose;

         That the stockholders of Masada Security Holdings, Inc., by unanimous written consent, adopted and approved the said Third Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         That said Third Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law;

         That the capital of Masada Security Holdings, Inc. shall not be reduced under or by reason of said Third Restated Certificate of Incorporation; and,

         That the text of the Third Restated Certificate of Incorporation of Masada Security Holdings, Inc. is hereby restated and integrated and is further amended to read in its entirety as follows:

         1.      NAME.  The name of the Corporation is Masada Security
Holdings, Inc.


         2. DURATION. The period of duration of the Corporation shall be perpetual.
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         3.      PURPOSES.  The nature of the business and the objects and
purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


         4.      CAPITAL STOCK.

         (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,818,326 shares, consisting of 1,898,183 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 920,143 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Common Stock herein authorized shall be divided into three classes as follows: 333,500 shares of Class A Common Stock; 1,078,572 shares of Class B Common Stock; and 486,111 shares of Class C Common Stock. The Preferred Stock herein authorized shall be divided into three classes as follows: 75,700 shares of Class A Preferred Stock; 358,332 shares of Class B Convertible Preferred Stock; and 486,111 shares of Class C Convertible Preferred Stock (the Class B Convertible Preferred Stock and the Class C Convertible Preferred Stock are hereinafter collectively referred to as the "Convertible Preferred Stock").

         (b)     Dividend and Redemption Rights.

                 (i) The holders of the issued and outstanding shares of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation that are available by law for the payment of dividends, when, as and if declared by the board of directors, cumulative cash dividends payable quarterly on March 31, June 30, September 30 and December 31 of each year, with the first such payment date being March 31, 1995. Dividends shall commence to accrue with reference to the liquidation preference value ($100.00) of each share of Class A Preferred Stock on the second anniversary of the date of its issuance (and shall be cumulative whether or not there shall be net profits, net assets, earned surplus, paid-in surplus or surplus arising from reduction of stated capital legally available for the payment of such dividends). Dividends on the Class A Preferred Stock shall accrue at an annual rate of six percent (6%) on and after the second anniversary through the fifth anniversary of the date of issuance and at an annual rate of twelve percent (12%) thereafter based upon the actual days elapsed over a three hundred sixty-five
(365) day year. All dividends declared and paid upon shares of Class A Preferred Stock shall be declared and paid based on the relative dividends accrued and unpaid thereon.

                 (ii) The shares of Class A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its board of directors, at any time and from time to time, at $100.00 per share plus accrued and unpaid dividends thereon. In the case of the redemption of only a part of the outstanding shares of Class A Preferred Stock, such shares are to be redeemed from the holders thereof pro rata.





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                 (iii)    The shares of Class A Preferred Stock shall be
subject to mandatory redemption in the amounts and at the times described below, unless such redemption is Contractually Precluded (as hereinafter defined):

                          (A)     All of the outstanding shares of Class A
Preferred Stock shall be redeemed following the occurrence of an Event of Non-Compliance (as hereinafter defined) if demand for redemption is made by the holders of sixty percent (60%) of the then outstanding shares of Class A Preferred Stock;

                          (B)     37,850 shares of Class A Preferred Stock
(less all shares that have theretofore been redeemed) shall be redeemed on December 31, 1998; and

                          (C)     All of the then outstanding shares of Class A
Preferred Stock shall be redeemed on December 31, 1999.

The redemption price for each share of Class A Preferred Stock shall be equal to $100.00 per share plus accrued and unpaid dividends through the date of redemption. In the case of the redemption of only a part of the outstanding shares of Class A Preferred Stock, such shares are to be redeemed from the holders thereof pro rata.

                 (iv) At least thirty (30) days prior to any date fixed for optional redemption under Article 4(b)(ii) or mandatory redemption under
Article 4(b)(iii), the board of directors shall cause a written notice to be mailed to each holder of record of Class A Preferred Stock, postage prepaid, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election or requirement, as the case may be, of the Corporation to redeem such shares, stating the date fixed for redemption thereof, and calling upon such holder to surrender to the Corporation on such date at the place designated his certificate or certificates representing the number of shares of Class A Preferred Stock specified in such notice of redemption. On or after the date fixed in such notice of redemption, each holder of Class A Preferred Stock to be redeemed shall present and surrender his certificate or certificates representing such shares to the Corporation at the place designated in such notice, and thereupon the redemption price for such shares shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares of Class A Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (v) So long as any shares of Class A Preferred Stock shall remain outstanding and except as provided in Article 4(h), the Corporation shall not redeem or purchase any shares of any class of Common Stock or of any other class of stock or series thereof ranking junior to or on a parity with Class A Preferred Stock in respect of liquidation preferences or set aside or make available monies for any such redemption or purchase through a sinking fund or otherwise, except





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as agreed to by the holders of sixty percent (60%) of the outstanding shares of
Class A Preferred Stock.

                 (vi) Notwithstanding any other provision in this Third Restated Certificate of Incorporation to the contrary, so long as any Class A Preferred Stock shall remain outstanding, no dividend or distribution of any kind whatsoever shall be declared or paid upon or set apart for any class of Common Stock or any other class of stock or series thereof ranking junior to or on a parity with the Class A Preferred Stock in respect of liquidation preferences by the Corporation, unless approved by the holders of sixty percent (60%) of the outstanding shares of Class A Preferred Stock. Subject to the foregoing provisions, the holders of any class of Common Stock shall be entitled to receive dividends, when and as declared by the board of directors, to the exclusion of the holders of Class A Preferred Stock. No class of Common Stock shall have priority over any other class of Common Stock with respect to dividends. Dividends may be declared on one class of Common Stock only simultaneously with the declaration of dividends on all other classes of Common Stock and the dividends on one class of Common Stock shall be equal to the dividends declared on each of the other classes of Common Stock.

                 (vii) The holders of Class B Convertible Preferred Stock shall be entitled to receive (x) dividends (other than liquidating dividends) declared on Class B Common Stock as if such holders had exercised their options to convert all of their shares of Class B Convertible Preferred Stock into shares of Class B Common Stock as provided in Article 4(c) immediately before the record date and (y) liquidating dividends payable in accordance with
Article 4(d).

                 (viii) The holders of Class C Convertible Preferred Stock shall be entitled to receive (x) dividends (other than liquidating dividends) declared on Class C Common Stock as if such holders had exercised their options to convert all of their shares of Class C Convertible Preferred Stock into shares of Class C Common Stock as provided in Article 4(c) immediately before the record date and (y) liquidating dividends payable in accordance with
Article 4(d).

         (c)     Conversion of Convertible Preferred Stock.

                 (i)      Class B Convertible Preferred Stock.

                          (1)     Shares of Class B Convertible Preferred Stock
shall be convertible at any time, and from time to time, at the option of the holder thereof, into shares of Class B Common Stock at the rate of one share of Class B Common Stock for one share of Class B Convertible Preferred Stock, subject to adjustment as provided herein.

                          (2)     In case of the issuance of any shares of
stock as a dividend upon the shares of Class B Common Stock or in the case of any subdivision, stock split or reverse stock split whose only effect is either
(1) to increase in the same proportion the outstanding number of shares of Class B Common Stock then held or (2) to decrease in the same proportion the outstanding number of shares of Class B Common Stock then held, the number of shares of Class





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B Common Stock into which the shares of Class B Convertible Preferred Stock may be converted shall be appropriately adjusted in such manner and to such extent as the board of directors determines necessary to ensure that the rights of the holders of Class B Common Stock and the holders of Class B Convertible
Preferred Stock will not be diluted as a result of any such stock dividend, subdivision, stock split or reverse stock split.

                          (3)     Except for issuances or sales of up to
150,000 shares of Class B Common Stock (subject to adjustment for stock dividends, stock splits and reverse stock splits occurring after the date hereof) pursuant to stock option plans or stock purchase plans adopted by the board of directors for the management employees, consultants, and/or directors of the Corporation and/or the management employees and/or consultants of Masada (as hereinafter defined) (the "Stock Option Plans"), in the case of the sale of any shares of any class of Common Stock or securities convertible into shares of any class of Common Stock ("Common Stock Equivalents") after the date hereof for a price less than $24.00 per share of Common Stock or its equivalent if Common Stock Equivalents are sold (such $24.00 per share price to be adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof), the number of shares of Class B Common Stock into which the shares of Class B Convertible Preferred Stock may be converted shall be adjusted in a manner that adjusts for the weighted average dilutive effect of such sale as hereinafter provided. The number of shares of Class B Common Stock into which each share of Class B Convertible Preferred Stock may be converted (the "Class B Conversion Ratio") shall be determined by multiplying the Class B Conversion Ratio in effect immediately prior to the sale giving rise to the adjustment by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of additional shares of Common Stock or Common Stock Equivalents issued in respect of such sale, and the denominator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration received by the Corporation for such sale would purchase at a price of $24.00 per share of Common Stock or Common Stock Equivalent, provided that the Class B Conversion Ratio shall not be increased such that the effective price paid per share of Common Stock upon conversion would be less than $.01. No sale of Common Stock or Common Stock Equivalents shall operate to decrease the Class B Conversion Ratio. The Class B Conversion Ratio as of the date hereof is 1.0. The Corporation shall transmit to each holder of Class B Convertible Preferred Stock notice of each change in the Class B Conversion Ratio required by the provisions hereof, along with a detailed computation of such change. The notice shall be certified as true and correct by an officer of the Corporation and shall be transmitted no later than ten (10) days after the applicable sale is authorized by the board of directors.

                 (ii)     Class C Convertible Preferred Stock.

                          (1)     Shares of Class C Convertible Preferred Stock
shall be convertible at any time, and from time to time, at the option of the holder thereof, into shares of Class C




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Common Stock at the rate of one share of Class C Common Stock for one share of
Class C Convertible Preferred Stock, subject to adjustment as provided herein.

                          (2)     In case of the issuance of any shares of
stock as a dividend upon the shares of Class C Common Stock or in the case of any subdivision, stock split or reverse stock split whose only effect is either
(1) to increase in the same proportion the outstanding number of shares of Class C Common Stock then held or (2) to decrease in the same proportion the outstanding number of shares of Class C Common Stock then held, the number of shares of Class C Common Stock into which the shares of Class C Convertible Preferred Stock may be converted shall be appropriately adjusted in such manner and to such extent as the board of directors determines necessary to ensure that the rights of the holders of Class C Common Stock and the holders of Class C Convertible Preferred Stock will not be diluted as a result of any such stock dividend, subdivision, stock split or reverse stock split.

                          (3)     Except for issuances or sales of up to
150,000 shares of Class B Common Stock (subject to adjustment for stock dividends, stock splits or reverse stock splits occurring after the date hereof) pursuant to Stock Option Plans, in the case of the sale of any shares of any class of Common Stock or Common Stock Equivalents after the date hereof for a price less than $36.00 per share of Common Stock or its equivalent if Common Stock Equivalents are sold (such $36.00 per share price to be adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof), the number of shares of Class C Common Stock into which the shares of Class C Convertible Preferred Stock may be converted shall be adjusted in a manner that adjusts for the weighted average dilutive effect of such sale as hereinafter provided. The number of shares of Class C Common Stock into which each share of Class C Convertible Preferred Stock may be converted (the "Class C Conversion Ratio") shall be determined by multiplying the Class C Conversion Ratio in effect immediately prior to the sale giving rise to the adjustment by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of additional shares of Common Stock or Common Stock Equivalents issued in respect of such sale, and the denominator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration received by the Corporation for such sale would purchase at a price of $36.00 per share of Common Stock or Common Stock Equivalent, provided that the Class C Conversion Ratio shall not be increased such that the effective price paid per share of Common Stock upon conversion would be less than $.01. No sale of Common Stock or Common Stock Equivalents shall operate to decrease the Class C Conversion Ratio. For the avoidance of doubt, the Class C Conversion Ratio as of the date hereof is 1.0. The Corporation shall transmit to each holder of Class C Convertible Preferred Stock notice of each change in the Class C Conversion Ratio required by the provisions hereof, along with a detailed computation of such change. The notice shall be certified as true and correct by an officer of the Corporation and shall be transmitted no later than ten (10) days after the applicable sale is authorized by the board of directors.





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                 (iii)    General Provisions.

                          (1)     The Corporation shall have the authority to
issue fractional shares of Class B Common Stock and Class C Common Stock, as the case may be, in connection with the conversion of Convertible Preferred Stock.

                          (2)     So long as any shares of Convertible
Preferred Stock are outstanding, the board of directors and the stockholders shall authorize and the Corporation shall reserve and keep available out of its duly authorized but unissued stock such number of shares of Class B Common Stock and/or Class C Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock.

                          (3)     Convertible Preferred Stock shall be
automatically converted into Class B Common Stock or Class C Common Stock, as the case may be, in the event the Corporation completes a Qualified Public Offering (as hereinafter defined). The Corporation shall provide written notice to the holders of Convertible Preferred Stock within thirty (30) days of the events giving rise to such automatic conversion and instructing such holders to surrender to the Corporation their certificates representing the shares of Convertible Preferred Stock that have been converted, duly endorsed in blank or accompanied by proper instruments of transfer. Upon receipt of such certificates at the place where the Corporation shall maintain its principal transfer agency for its capital stock, the Corporation shall issue to the holders certificates for such number of shares of Class B Common Stock or Class C Common Stock, as the case may be, to which such holders shall be entitled, and the shares of Convertible Preferred Stock shall be cancelled and shall not be reissued. Upon the occurrence of the events giving rise to automatic conversion, shares of Convertible Preferred Stock shall be deemed to be such number of shares of Class B Common Stock or Class C Common Stock, as the case may be, into which the shares of Convertible Preferred Stock shall have been automatically converted, notwithstanding any delay in completing the procedures set forth above.

                          (4)     The options to convert Convertible Preferred
Stock shall be exercised by surrendering for such purpose to the Corporation, at the place where the Corporation shall maintain its principal transfer agency for its capital stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, together with written notice of election to convert, and at the time of such surrender of shares of Convertible Preferred Stock, the person exercising such option to convert shall be deemed to be the holder of record of the shares of Class B Common Stock or Class C Common Stock, as the case may be, issuable upon such conversion, notwithstanding that the share register of the Corporation shall then be closed or the certificates representing such shares of Class B Common Stock or Class C Common Stock, as the case may be, shall not then be actually delivered to such person.

                          (5)     The Corporation shall, as soon as practicable
after such surrender of certificates for conversion, issue and deliver to the person exercising the conversion option





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certificates for such number of shares of Class B Common Stock or Class C
Common Stock, as the case may be, to which such person shall be entitled. Shares of Convertible Preferred Stock surrendered and converted shall be cancelled and shall not be reissued.

         (d) Rights on Liquidation and Other Events. In the event of (A) the liquidation or dissolution of the Corporation, whether voluntary or involuntary, (B) the sale of all or substantially all of the assets of the Corporation, (C) the consolidation or merger of the Corporation with or into another corporation wherein the Corporation does not survive, or (D) any other form of business combination or reorganization in which more than fifty percent (50%) of the voting control of the Corporation is transferred, the assets of the Corporation (or the securities and assets of the surviving corporation received in connection with any such merger or consolidation) remaining after any required payment of liabilities or the establishment of reserves (as required by generally accepted accounting principles, consistently applied) for such purpose shall be distributed to the stockholders of the Corporation in the following order of priority:

                 (i) first, to the holders of outstanding shares of Class C Convertible Preferred Stock, in an amount equal to $36.00 per share, plus any accrued and unpaid dividends thereon;

                 (ii) second, to the holders of outstanding shares of Class B Convertible Preferred Stock, an amount equal to $24.00 per share, plus any accrued and unpaid dividends thereon;

                 (iii) third, to the holders of outstanding shares of Class A Preferred Stock, in an amount equal to $100.00 per share plus accumulated but unpaid dividends calculated as provided in Article 4(b)(i);

                 (iv) fourth, to the holders of outstanding shares of Class A Common Stock and the holders of Class B Common Stock, the aggregate sum of $16,480,000, to be allocated among such holders proportionately based upon the number of shares held (holders of Convertible Preferred Stock do not participate in the distribution under this subparagraph (iv) on an as-converted basis); and

                 (v) fifth, the remainder, if any, to the holders of any class of Common Stock in proportion to the number of shares held; provided, however, for the limited purpose of participating in the distribution under this subparagraph (v), the holders of Convertible Preferred Stock shall be deemed to have exercised their options to convert all of their Convertible Preferred Stock into shares of Class B Common Stock or Class C Common Stock, as the case may be, as provided in Article 4(c) immediately prior to such distribution.

         If the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full of the amount due within any of categories (i), (ii), (iii) or (iv) above, the assets available for distribution shall be allocated proportionately among the holders of the class or classes of stock identified in such applicable category based upon the





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number of shares held.  The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders of the issued and outstanding shares of the Corporation's capital stock shall be reasonably determined in good faith by the board of directors.

         (e)     Voting Rights.

                 (i)      Except as otherwise provided by law or in this
Article 4 or otherwise expressly provided in this Third Restated Certificate of Incorporation, voting rights for all purposes shall be vested exclusively in the holders of the issued and outstanding shares of Common Stock; provided, however, with respect to all matters to be voted upon by holders of Class B Common Stock, whether separately as a class, or in conjunction with the holders of other classes of Common Stock, the holders of the issued and outstanding shares of Class B Convertible Preferred Stock shall be deemed to hold the number of shares of Class B Common Stock into which the shares of Class B Convertible Preferred Stock may be converted at the time any vote is taken; and further provided, with respect to all matters to be voted upon by holders of Class C Common Stock, whether separately as a class, or in conjunction with the holders of other classes of Common Stock, the holders of the issued and outstanding shares of Class C Convertible Preferred Stock shall be deemed to hold the number of shares of Class C Common Stock into which the shares of Class C Convertible Preferred Stock may be converted at the time any vote is taken. Except as expressly specified otherwise, each reference in this Third Restated Certificate of Incorporation or in the ByLaws to a vote by the holders of Class B Common Stock shall include the vote of the holders of Class B Convertible Preferred Stock, and each reference in this Third Restated Certificate of Incorporation or in the ByLaws to a vote by the holders of Class C Common Stock shall include the vote of the holders of Class C Convertible Preferred Stock. Each holder of any shares of any class of Common Stock shall have one (1) vote per share held. Except as otherwise required by law or in this Article 4 or otherwise expressly provided in this Third Restated Certificate of Incorporation, a majority vote of the holders of Common Stock constituting a quorum shall be required to authorize, approve or take action with respect to any matter brought before or requiring the consent or approval of the stockholders. The holders of outstanding shares of Common Stock constituting a majority of all votes represented by the issued and outstanding shares of Common Stock at any time present in person or by proxy shall constitute a quorum.

                 (ii) Notwithstanding the foregoing, and except as otherwise provided in this Article 4, the board of directors shall consist of nine (9) persons. In the event any holder of Class A Common Stock shall be employed by or serve as a consultant to the Corporation or Masada, the board of directors shall be comprised of (A) three (3) persons elected by the holders of a majority of the issued and outstanding shares of Class A Common Stock voting separately as a class, (B) two (2) persons elected by the holders of a majority of the issued and outstanding shares of Class B Common Stock voting separately as a class (without consideration of the shares of Class B Convertible Preferred Stock on an "as converted" basis), (C) one (1) person elected by the holders of a majority of the issued and outstanding shares of Class B Convertible Preferred Stock voting separately as a class, (D) one (1) person elected by the holders of a majority of the issued and





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outstanding shares of Class C Convertible Preferred Stock voting separately as a class, and (E) two (2) Independent Directors (as hereinafter defined) elected by the vote or consent of the holders of a majority of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as one class. In the event no holder of Class A Common Stock shall be employed by or serve as a consultant to the Corporation or Masada, the board of directors shall be comprised of (A) two (2) persons elected by the holders of a majority of the issued and outstanding shares of Class A Common Stock voting separately as a class, (B) three (3) persons elected by the holders of a majority of the issued and outstanding shares of Class B Common Stock voting separately as a class (without consideration of the shares of Class B Convertible Preferred Stock on an "as converted" basis), (C) one (1) person elected by the holders of a majority of the issued and outstanding shares of Class B Convertible Preferred Stock voting separately as a class, (D) one (1) person elected by the holders of a majority of the issued and outstanding shares of Class C Convertible Preferred Stock voting separately as a class, and (E) two (2) Independent Directors elected by the vote or consent of the holders of a majority of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as one class.

                 (iii) The holders of a majority of the issued and outstanding shares of Preferred Stock (who each shall have one vote per share and cumulative voting rights in the designation and election thereof), voting together as one class, may designate and elect additional directors in a number not less than four (4) and not more than eight (8) (which number shall be determined by the vote of the majority of the holders of the Preferred Stock) if and when an Event of Non-Compliance (as hereinafter defined) occurs and continues for a period of one hundred eighty (180) consecutive days. Thereafter, the directors elected by the holders of Preferred Stock pursuant to this Article 4(e)(iii) shall continue to serve (with any vacancy therein being filled by the shares of Preferred Stock initially designating and electing each such director) until one year shall have elapsed following the date on which no Event of Non-Compliance shall have occurred or is continuing. The number of additional directors to be designated and elected by the holders of Preferred Stock shall be determined independently upon each occurrence and continuation of an Event of Non-Compliance.

                 (iv) A director may be removed by the board of directors or by the class or classes of stockholders that were empowered pursuant to this Third Restated Certificate of Incorporation to elect such director. Any vacancy created by removal or as a result of the death or resignation of a director may be filled only by the class or classes of stockholders that were empowered pursuant to this Third Restated Certificate of Incorporation to elect such director. No class of stockholders shall have the power to remove, or to fill any vacancy created by removal or as a result of the death or resignation of, a director that was elected by the holders of a different class of stock.

                 (v) The number of directors present in person or by telephone conference required to constitute a quorum shall be (A) six (6) directors in the event that nine (9) or fewer directors are then serving and
(B) sixty percent (60%) of the directors then serving in the event





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additional directors have been appointed pursuant to Article 4(e)(iii), in each case consisting of at least one (1) director elected by the Class A Common
Stock and at least two (2) of the directors elected by the holders of the Class B Common Stock, the holders of the Class B Convertible Preferred Stock and/or the holders of the Class C Convertible Preferred Stock. A vote by a majority of all directors then serving on the board of directors at a meeting in which a quorum has been constituted shall be required to authorize, approve or take action with respect to any matter brought before or requiring the consent or approval of the board of directors.

                 (vi) The director elected by the holders of Class B Convertible Preferred Stock shall not be entitled to cast a vote on any resolution which, if adopted, would result in a change in personnel then serving as executive management of the Corporation.

                 (vii) The vote or consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Class B Convertible Preferred Stock shall be required to authorize, approve or take action with respect to the authorization of any class of securities or series thereof having preference over or being on parity with Class B Convertible Preferred Stock in respect of liquidation preferences, unless such authorization would lead to an automatic conversion of shares of Class B Convertible Preferred Stock pursuant to Article 4(c)(iii)(3). The vote or consent of the holders of at least fifty-seven percent (57%) of the outstanding shares of Class B Convertible Preferred Stock shall be required to authorize, approve or take action with respect to the following matters: (a) the issuance of any class of Common Stock, any warrants, options or rights to acquire any class of Common Stock (except for options or purchase rights to acquire up to 150,000 shares of Class B Common Stock (subject to adjustment for stock dividends, stock splits and reverse stock splits occurring after the date hereof) granted pursuant to the Stock Option Plans and issuances of shares of Class B Common Stock upon the exercise of such options or purchase rights) or any securities convertible into any class of Common Stock; and (b) so long as at least 160,000 shares of Class B Convertible Preferred Stock are outstanding (1) the issuance of any debt securities possessing equity participation features, (2) the Corporation engaging in any material way in a business other than the alarm security business, (3) the redemption of any class of Common Stock other than redemptions of Common Stock for the original issue price from the management employees or consultants of the Corporation or its subsidiaries or from the Independent Directors, (4) the acquisition by the Corporation or any of its subsidiaries of the business of another person or entity, whether by merger or the purchase of assets, involving total consideration of $500,000 or more, and
(5) the merger of the Corporation into, the consolidation of the Corporation with, or the sale of all or substantially all of the assets of the Corporation to any person or entity.

                 (viii) The vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of Class C Convertible Preferred Stock shall be required to authorize, approve or take action with respect to the following matters: (a) any adverse alteration or adverse change of the rights, preferences or privileges of the Class C Convertible Preferred Stock; (b) the authorization of any series or class or classes of capital stock which is on a parity with or senior to the Class C Convertible Preferred Stock with respect to dividends, voting redemption or liquidation, unless such authorization would lead to an automatic conversion of shares of Class C Convertible Preferred Stock pursuant to Article 4(c)(iii)(3);
(c) except as expressly contemplated by this Third Restated Certificate of Incorporation, any amendment of this Third Restated Certificate of Incorporation or the certificate of incorporation of any subsidiary, or the filing of any resolution of the board of directors of the Corporation with the Delaware Secretary of State containing any provisions that would increase the number of authorized shares of Class C Convertible Preferred Stock or Class C Common Stock or adversely affect or otherwise impair the rights or relative priority of the Class C Convertible Preferred Stock or the Class C Common Stock; and (d) any amendment of this Article 4(e)(viii).

                 (ix) The vote or consent of the holders of at least seventy percent (70%) of the outstanding shares of Class C Convertible Preferred Stock shall be required to authorize, approve or take action with respect to the following matters: (a) the repurchase of any shares of Common Stock other than repurchases of Common Stock for the original issue price from the management employees or consultants of the Corporation or its subsidiaries or from the Independent Directors; (b) the merger of the Corporation into, the consolidation of the Corporation with, or the sale of all or substantially all of the assets of the Corporation to any person or entity; (c) the sale, lease or other disposition by the Corporation or any subsidiary of more than ten percent (10%) of the consolidated assets of the Corporation and its subsidiaries in any transaction or series of related transactions (other than sales in the ordinary course of business); (d) any liquidation, dissolution, reorganization or recapitalization of the Corporation; (e) the declaration or payment by the Corporation of any dividends or distributions upon any of its capital stock other than dividends payable with respect to the Class A Preferred Stock pursuant to Article 4(b)(i) hereof; (F) the acquisition by the Corporation or any of its subsidiaries of the business of another person or entity, whether by merger or the purchase of assets, involving total consideration of $500,000 or more; and (G) any amendment to this Article 4(e)(ix).

                 (x) The vote or consent of the holders of at least sixty-seven percent (67%) of the outstanding shares of Class C Convertible Preferred Stock shall be required to authorize, approve or take action with respect to the following matters: (a) the issuance of any shares of the Corporation's capital stock, or any options, warrants, or rights to acquire shares of the Corporation's capital stock, or any instrument convertible into shares of the Corporation's capital stock, including convertible securities, except (x) options or purchase rights to acquire up to 150,000 shares of Class B Common Stock (subject to adjustment due to stock dividends, stock splits or reverse stock splits occurring after the date hereof) granted pursuant to Stock Option Plans and issuances of shares of Class B Common Stock upon the exercise of such options or purchase rights, and (y) issuances of shares of Class B Common Stock and Class C Common Stock, as the case may be, upon the conversion of the Convertible Preferred Stock; and (b) so long as at least 125,000 shares of Class C Convertible Preferred Stock are outstanding (1) the issuance of any debt securities possessing equity participation features (except with respect to bank financing), (2) the Corporation engaging in any material way in a business other than the alarm security business, (3) the creation by the Corporation of any subsidiary other than a wholly-owned subsidiary, provided that the Corporation or any of its subsidiaries may invest in any person or entity involved in the alarm security business, (4) the commitment by the Corporation or any of its subsidiaries to borrow in excess of $5,000,000 after the date hereof (except for Masada's existing bank financing), or (5) the acquisition, ownership or management (including joint ventures) by the Corporation or any of its subsidiaries of any interest in any business (other than the alarm security business), whether by a purchase of assets, purchase of stock, merger, joint venture or otherwise, involving an aggregate consideration (including the assumption of liabilities) in excess of $100,000.

         (f) Status of Class A Preferred Stock. Notwithstanding any other provision of this Third Restated Certificate of Incorporation to the contrary, so long as any shares of Class A Preferred Stock shall remain outstanding, the Corporation shall not authorize or issue any shares of any class of stock with rights to receive dividend payments or obtain redemption rights or liquidation rights being senior to or on a parity with those of the holders of the Class A Preferred Stock, except for the Convertible Preferred Stock authorized herein.

         (g) Stock Splits and Reclassification. The Corporation shall not combine or split up the shares of any class of Common Stock unless at the same time the same per share combination or split-up is made to the shares of all other classes of Common Stock. The Corporation shall not reclassify the shares of any class of Common Stock unless at the same time an identical reclassification is made of the shares of all other classes of Common Stock.

         (h) Class A Common Stock Forfeiture. The occurrence of a Johnson Divestiture Event (as hereinafter defined), a Harms Divestiture Event (as hereinafter defined) or both at any time from and after the date hereof to January 31, 1998 shall separately create an option in favor of the Corporation to redeem such number of shares of Class A Common Stock as indicated below from the holders thereof pro rata in proportion to the number of shares held for a price of $.12 per share, such price to be adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof. The option shall be exercised, if at all, by the Corporation providing written notice thereof to the holders of shares of Class A Common Stock within thirty (30) days from the occurrence of the event creating the option. Such notice shall inform each holder of Class A Common Stock of the total number of shares of Class A Common Stock to which the notice relates, the number of shares of Class A Common Stock to be redeemed from the holder, the place designated for tendering certificates representing the shares to be redeemed and any other information the Corporation at that time deems relevant. Within fifteen (15) days after issuance of such notice by the Corporation, each holder of Class A Common Stock shall tender to the Corporation at the place designated in the notice the number of shares of Class A Common Stock to be redeemed from such holder as so designated by surrendering certificates representing such number of shares, duly endorsed in blank or accompanied by proper instruments of transfer, and thereupon the redemption price for such shares shall be payable to or on the order of the person whose name appears on such certificates as the owner thereof and each surrendered certificate shall be cancelled. In the case less than all of the shares of Class A Common Stock represented by any certificate tendered are redeemed, a new certificate shall be issued representing the unredeemed shares. A Johnson Divestiture Event occurring within the time periods indicated below creates an option to redeem the corresponding number of shares of Class A Common Stock as set forth in the following table:


                                                    Number of Shares of
                                                   Class A Common Stock
Date of Occurrence                                   Subject to Option
------------------                                   -----------------
From May 30, 1995 to January 31, 1996                     50,025
From February 1, 1996 to January 31, 1997                 33,350
From February 1, 1997 to January 31, 1998                 16,675
February 1, 1998 and thereafter                             -0-

         A Harms Divestiture Event occurring within the time periods indicated below creates an option to redeem the corresponding number of shares of Class A Common Stock as set forth in the following table:


                                                    Number of Shares of
                                                   Class A Common Stock
Date of Occurrence                                   Subject to Option
------------------                                   -----------------
From May 30, 1995 to January 31, 1996                     50,025
From February 1, 1996 to January 31, 1997                 33,350
From February 1, 1997 to January 31, 1998                 16,675
February 1, 1998 and thereafter                            -0-

         (i) Class B Common Stock Dilution Protection. Except for issuances or sales of up to 150,000 shares of Class B Common Stock (subject to adjustment for stock dividends, stock splits or reverse stock splits occurring after the date hereof) pursuant to Stock Option Plans, in the case of the sale of any shares of any class of Common Stock or Common Stock Equivalents, for a price less than $13.38 per share of Common Stock or Common Stock Equivalents (such per share price to be adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof), the board of directors and the stockholders shall authorize and cause the Corporation to issue to the holders of shares of Class B Common Stock outstanding on the date hereof additional shares of Class B Common Stock in order that each holder of the shares of Class B Common Stock outstanding on the date hereof will own the number of shares of Class B Common Stock owned immediately prior to such sale multiplied by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of additional shares of Common Stock or Common Stock Equivalents issued in respect of such sale, and the denominator of which is the sum of (x) the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such sale and (y) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration received by the Corporation for such sale would purchase at a price of $13.38 per share of Common Stock or Common Stock

Equivalents (as adjusted), provided that the issuance of such additional shares of Class B Common Stock shall not cause the effective original issue price therefor to be less than $.01 per share. The Corporation shall have authority to issue fractional shares of Class B Common Stock in order to carry out the provisions hereof. The Corporation shall transmit to the holders of shares of Class B Common Stock outstanding on the date hereof the computation of the number of additional shares of Class B Common Stock to be issued pursuant to this Article 4(i) certified as true and correct by an officer of the Corporation no later than ten (10) days after the applicable sale is authorized by the board of directors. The board of directors and the stockholders shall authorize and the Corporation shall reserve and keep available out of its duly authorized but unissued stock such number of shares of Class B Common Stock as shall be sufficient to effect the provisions of this Article 4(i).


         5. INITIAL REGISTERED OFFICE AND AGENT. The location and mailing address of the initial registered office of the Corporation, and the name of its initial registered agent at such address are as follows: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


         6.      ISSUANCE AND DISPOSITION OF STOCK.

         (a) Issuance of Stock. The Corporation may from time to time, subject to the limitations specified herein, issue its shares of stock for such consideration (not less than the par value respecting shares having a par value) as may be fixed from time to time by the board of directors and may receive in payment thereof, in whole or in part, money, labor done, services actually performed, or real or personal property (tangible or intangible). In the absence of fraud in the transaction, the judgment of the board of directors as to the value of the consideration received for shares shall be conclusive. Any and all shares of authorized capital stock issued by order of the board of directors for which the consideration fixed by the board of directors in excess of the par value thereof shall have been paid or delivered shall be deemed fully-paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof.

         (b) Warrants, Stock Rights and Options. Subject to the limitations specified herein, the Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, warrants, rights or options entitling the holders thereof to purchase from the Corporation shares of any authorized class or classes of its stock.

         (c) Stockholders' Preemptive Rights. If at any time after the date hereof, the Corporation contemplates offering for sale any shares of its capital stock, whether now or hereafter authorized, or any security convertible into or exercisable for the purchase or other acquisition of shares of its capital stock (collectively, the "New Stock"), the Corporation shall issue written notice thereof to each of the holders of the Class C Equivalent Stock (as hereinafter defined) and the holders of the Class B Equivalent Stock (as hereinafter defined), such notice to contain a description of the New Stock offered for sale, the number of shares of New Stock that are to be offered, and the price at which such New Stock is to be offered for sale (the "Sale Notice"). For a period of thirty (30) days following the issuance of the Sale Notice, the holders of the Class C Equivalent Stock and the Class B Equivalent Stock may elect, by written notice to the Corporation to purchase, on a pro rata basis (based upon the aggregate investment in all capital stock of the Corporation of each such holder relative to the aggregate investment in all capital stock of the Corporation of all holders of Class C Equivalent Stock and/or Class B Equivalent Stock), up to seventy percent (70%) of such shares of New Stock at the price contained in the Sale Notice. Any holder of Class C Equivalent Stock and/or Class B Equivalent Stock may, at its sole option, elect to participate in any such offering through an Affiliated Person (as hereinafter defined). If any holders of Class C Equivalent Stock and/or Class B Equivalent Stock elect not to purchase their pro rata share of such New Stock, the remaining holders of Class C Equivalent Stock and/or Class B Equivalent Stock who have elected to purchase their pro rata share of such New Stock may purchase the shares of New Stock for which no election to purchase has been exercised. If and to the extent the holders of Class C Equivalent Stock and/or Class B Equivalent Stock, or their Affiliated Persons, do not elect to purchase all of the New Stock offered to them within forty-five (45) days following issuance of the Sale Notice, then the Corporation may sell such unpurchased shares of New Stock free of the restrictions hereby imposed, so long as the New Stock is sold for the price and upon the terms stated in the Sale Notice within one hundred twenty
(120) days after issuance thereof. If the holders of Class C Equivalent Stock and/or Class B Equivalent Stock elect to purchase any of the New Stock offered, the Corporation shall deliver certificates for such New Stock to the electing holders upon payment of the issue price, such delivery and payment to occur within ninety (90) days of the issuance of the Sale Notice. The provisions of this Article 6(c) shall not apply if the New Stock is to be sold in a public offering for which a registration statement under the Securities Act of 1933, as amended, is filed.

         (d) Right of Corporation to Acquire and Dispose of its Own Shares. Except as provided herein, the Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge and transfer or otherwise dispose of its own shares, but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus available therefor.

         (e) Acquisition of Stock. All persons who shall acquire stock in this Corporation shall acquire it subject to the provisions of this Third Restated Certificate of Incorporation. So far as not otherwise expressly provided by the laws of the State of Delaware or Article 4(c)(iii) hereof, the Corporation shall be entitled to treat the person or entity in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in said share on the part of any other person, whether or not the Corporation shall have notice thereof.

         (f) Restrictions on Transfer of Shares. The Corporation may, from time to time, lawfully enter into any agreement to which all, or less than all, of the holders of record of the issued and outstanding shares of any or all class or classes of its stock shall be parties, restricting the transfer of any or all shares represented by certificates therefor upon such terms and conditions as may be approved by the board of directors of the Corporation.

         7.      BOARD OF DIRECTORS.

         (a) Powers. Except as may be otherwise provided by law or in this Third Restated Certificate of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the following powers:

         (1) Except as otherwise expressly provided in this Third Restated Certificate of Incorporation, to determine whether any, and if any, part of any accumulated profits, earned surplus, paid-in surplus or surplus arising from reduction of stated capital legally available for the payment of dividends shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

         (2) To authorize the issuance and sale of warrants, in bearer or registered form, or other instruments for the purchase of shares of stock of any class of the Corporation within such period of time, or without limit as to time, for such aggregate number of shares, and at such price or prices per share, as the board of directors may in good faith determine. Such warrants or other instruments may be issued separately or in connection with the issue of any bonds, debentures, notes or other evidences of indebtedness or shares of the capital stock of any class of the Corporation and for such consideration and on such terms and conditions as the board of directors may in good faith determine to be desirable;

         (3) To take any action required or permitted to be taken by the board of directors at a meeting without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

         (4) To ratify and approve any action taken by or on behalf of the Corporation's employees, agents, officers, directors or any other party, and, upon such ratification and approval, any such actions so taken shall be effective for and as the act of the Corporation as though such act had been adopted and approved by the board of directors at the time such action was taken.

The Corporation may, in its ByLaws, confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon directors by statute.

         (b) Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if the fact of such relationship or interest is disclosed to the board of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

         (c) Election. Elections of directors need not be by written ballot unless the ByLaws of the Corporation so provide.


         8. BYLAWS. The power to make, alter, amend or repeal ByLaws shall be vested in the board of directors and the stockholders voting in the manner provided in Article 12 for amendments to this Third Restated Certificate of Incorporation. If any provision of the ByLaws conflicts with the provisions of this Third Restated Certificate of Incorporation, the provisions of this Third Restated Certificate of Incorporation shall govern and take precedence.


         9.      INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         (a) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this
Article 9, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)     Any indemnification under subparagraph (a) or (b) of this
Article 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or
(b) of this Article 9. Such determination shall be made (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum of the board of directors, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 9. Such expenses (including attorneys' fees) incurred by other employees and agents may also be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall not be deemed exclusive of and shall be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 9 or by statute.

         (h) For purposes of this Article 9, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Article 9, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 9.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


         10. WAIVER OF PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         11. SUBSEQUENTLY ADOPTED CORPORATION LAWS. Any and every statute of the State of Delaware hereinafter enacted whereby the rights, powers and privileges of the stockholders of corporations organized under the general laws of the State of Delaware are increased, diminished or in any way affected shall apply to this Corporation and to every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of this Third Restated Certificate of Incorporation.


         12. AMENDMENT. The provisions of this Third Restated Certificate of Incorporation may be amended, altered, changed or repealed only upon the vote or consent of the board of directors, the holders of a majority of the outstanding shares of the Class A Common Stock, the holders of a majority of the outstanding shares of Class B Common Stock (without consideration of the shares of Convertible Preferred Stock on an "as converted" basis), the holders of fifty-seven percent (57%) of the outstanding shares of Class B Convertible Preferred Stock and the holders of sixty- seven percent (67%) of the outstanding shares of Class C Convertible Preferred Stock, and with respect to the increase in the number of authorized shares or any change in the rights, preferences or terms of (i) the Class A Preferred Stock, without the vote or consent of holders of eighty percent (80%) of the outstanding shares thereof,
(ii) the Class B Convertible Preferred Stock, without the vote or consent of the holders of seventy-eight percent (78%) of the outstanding shares thereof and (iii) the Class C Convertible Preferred Stock, without the vote or consent of the holders of seventy-five percent (75%) of the outstanding shares thereof.


         13.     [INTENTIONALLY LEFT BLANK.]

         14. CERTAIN DEFINITIONS. For purposes of this Third Restated Certificate of Incorporation, the terms set forth below shall have the meanings assigned to them, such meanings to be applicable to singular and plural nouns and verbs of any tense:

         "Affiliated Person" shall mean with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of the specified person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and controlled shall have meanings correlative to the foregoing.

         "ByLaws" means the ByLaws of the Corporation as adopted by the stockholders of the Corporation, as amended from time to time in accordance with the requirements of this Third Restated Certificate of Incorporation.





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

         "Class B Equivalent Stock" means the sum of (i) the number of outstanding shares of Class B Common Stock plus (ii) the number of shares of Class B Common Stock issuable upon the conversion of the Class B Convertible Preferred Stock at the then applicable conversion price.

         "Class C Equivalent Stock" means the sum of (i) the number of outstanding shares of Class C Common Stock plus (ii) the number of shares of Class C Common Stock issuable upon the conversion of the Class C Convertible Preferred Stock at the then applicable conversion price.

         "Contractually Precluded" means the existence or presence of a covenant in any loan agreement of the Corporation or any of its subsidiaries that would be violated by the making of any dividend or redemption payment by the Corporation with respect to the Class A Preferred Stock or by Masada with respect to its Class S Preferred Stock.

         "Event of Non-Compliance" means any of the following events: (a) any representation or warranty made by or on behalf of the Corporation in this Third Restated Certificate of Incorporation or in the Securities Purchase Agreement or in any schedule or exhibit hereto or thereto or in any written statement, list, certificate or other instrument, document or agreement entered into or furnished pursuant hereto or thereto or otherwise in connection with the transactions contemplated thereby shall prove to be false or misleading or breached as of the date hereof; (b) the failure by the Corporation or Masada to pay any dividend or make any redemption payment with respect to the Corporation's Class A Preferred Stock or with respect to Masada's Class S Preferred Stock in the amount and on the date when the same shall become due and payable pursuant to this Third Restated Certificate of Incorporation or Masada's certificate of incorporation, as amended, as the case may be, unless such payment is Contractually Precluded; (c) material default in any respect in the due observance or performance of any covenant or agreement on the part of the Corporation to be observed or performed pursuant to the Securities Purchase Agreement; (d) (i) default with respect to the performance by the Corporation or its subsidiaries of any obligation for the payment of money to any person or entity who is not an Affiliated Person of the Corporation or its subsidiaries in excess of $100,000, (ii) notice shall be given under any indebtedness involving in excess of $100,000 in the aggregate of the Corporation or its subsidiaries of an event which, with the lapse of time, will become an event of default thereunder, or (iii) the maturity of any indebtedness involving in excess of $100,000 in the aggregate of the Corporation or its subsidiaries shall be accelerated, in each case in which default shall remain unremedied for thirty (30) days after the occurrence thereof; (e) the Corporation or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, custodian or liquidator with respect to itself or any of its properties, (ii) admit in writing its inability to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, (vi) file an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or (vii) take any action for the purpose of





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

effecting any of the foregoing, which default shall continue unremedied for a period of ninety (90) days after the occurrence thereof; (f) final judgment for the payment of money which exceeds $100,000 shall be rendered against the Corporation or any of its subsidiaries, and the same shall remain undischarged or unbonded upon terms reasonably satisfactory to the holders of a majority of the outstanding shares of Preferred Stock for a period of sixty (60) consecutive days, during which execution shall not be effectively stayed; and
(g) material amendment or revocation of, or material default with respect to, any of the terms of a certain Voting Trust Agreement dated February 1994 between Terry W. Johnson and Daryl E. Harms with respect to all of the voting stock of MSAM, Inc.

         "Harms Divestiture Event" shall occur if Daryl E. Harms resigns (other than by reason of his death) or is removed from the position of a director of the Corporation for failure to perform, theft, embezzlement, fraud or other acts committed by him or which reflect adversely upon the reputation of the Corporation or otherwise adversely affect the business interests of the Corporation.

         "Independent Director" means a person who is experienced in business management and who does not have a personal or business relationship with any holder of Common Stock or Preferred Stock at the time of such person's first election to the Corporation's board of directors (except relationships approved by the holders of ninety-five percent (95%) of the outstanding shares the Common Stock).

         "Johnson Divestiture Event" shall occur if Terry W. Johnson resigns (other than by reason of his death) or is removed from the positions of President and Chairman of the Board for failure to perform the responsibilities of such offices, theft, embezzlement, fraud or other acts committed by him or which reflect adversely upon the reputation of the Corporation or otherwise adversely affect the business interests of the Corporation.

         "Masada" means Masada Security, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation.

         "Qualified Public Offering" means a public offering of Common Stock or Common Stock Equivalents through an underwriter, whether on a best efforts or a firm commitment basis, pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, in which the gross proceeds received by the Corporation (without regard to underwriting discounts or commissions or offering expenses) are at least $15,000,000, and the offering price is at least $75.00 per share of Common Stock or its equivalent if Common Stock Equivalents are sold (adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof).

         "Securities Purchase Agreement" means the Second Amended and Restated Securities Purchase Agreement dated as of May 31, 1995 between and among the Corporation, and certain other persons identified therein, as the same may be amended from time to time.





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



         IN WITNESS WHEREOF, Masada Security Holdings, Inc. has caused this Third Restated Certificate of Incorporation to be signed by its Vice President and attested to by its Secretary on this the 28th day of June, 1996.


                                            /s/ David P. Tomick
                                            -----------------------------------
                                                David P. Tomick, Vice President

Attest:


/s/ Cathy Antee
----------------------------------
    Cathy Antee, Secretary





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